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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758, 333-89588 and 333-106660) of Enbridge Energy Partners, L.P. of our report dated January 27, 2004, except for the first two paragraphs of Note 15, as to which the date is March 1, 2004, and except for Notes 6 and 14, as to which the date is September 7, 2004, which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated September 8, 2004.

PricewaterhouseCoopers LLP

Houston, Texas
September 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM